Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(A) AND (B))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), each of the undersigned hereby individually certifies in his capacity as an officer of Metaldyne Corporation (the "Company") that the Annual Report of the Company on Form 10-K for the year ended January 2, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: March 31, 2005	/s/ Jeffrey M. Stafeil
Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer (Chief Accounting Officer and Authorized Signatory)